EXHIBIT 10.8

MITCHAM INDUSTRIES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT
(2000 STOCK OPTION PLAN)

     Mitcham Industries, Inc., a Texas corporation (the “Company”), has granted to    (the “Optionee”), an option (“Option”) to purchase a total of    shares of Common Stock (the “Shares”), at the price set forth below and in all respects subject to the terms, definitions and provisions of the Company’s 2000 Stock Option Plan (the “Plan’) adopted by the Company, the terms of which are incorporated herein by reference. Capitalized terms used but not defined in this Option shall have the same meanings as are given to them in the Plan.

     1. Nature of Option. This Option is intended by the Company and the Optionee to be a Nonqualified Stock Option that does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option and is not subject to Section 5(b) of the Plan.

     2. Exercise Price. The exercise price is    ($   ) for each Share (the “Exercise Price”), which is at least 100% of the fair market value (as defined in the Plan) of a share of Common Stock on the date of grant.

     3. Exercise of Option. This Option shall be exercisable as to 1/3 of the Shares on each of the first, second and third anniversary dates of this Option, subject to the provisions of Section 9 of the Plan and the provisions of this Option.

     This Option is exercisable by written notice stating the election to exercise the Option, the number of Shares in respect of which this Option is being exercised, and such representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price in full. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

     No Shares will be issued on the exercise of this Option unless such issuance and such exercise complies with all relevant provisions of any applicable law including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Board:

          (a) cash;

     (b) certified or cashier’s check; or

     (c) surrender of other shares of Common Stock of the Company that (i) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option is being exercised.

     5. Restrictions on Exercise. This Option may not be exercised: (a) until the Plan has been approved by the shareholders of the Company or (b) if the issuance of such Shares upon such exercise or the method or payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. Termination of Status as an Employee or Non-Employee Director. In the event of termination of the Optionee’s Continuous Status as an Employee or Non-Employee Director, he may, but only for a period of time of no more than three months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, this Option shall terminate with respect to all Shares whether vested or unvested.

     7. Disability of the Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of the Optionee’s Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within 12 months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, this Option shall terminate with respect to all Shares whether vested or unvested.

     8. Death of the Optionee. If the Optionee dies:

     (a) during the term of this Option and while an Employee and having been in Continuous Status as an Employee since the date of grant of this Option, this Option may be exercised at any time within 12 months after the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by the personal representative of the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

     (b) within 30 days after the termination of the Optionee’s Continuous Status as an Employee, this Option may be exercised at any time within 11 months after the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     9. Forfeitures. Notwithstanding any other provisions of this Option, if an Optionee is convicted of or pleads guilty or nolo contendere to any felony criminal offense or any civil offense involving either fraud or the unauthorized closure of confidential information of the Company, the Committee may then determine that all outstanding options of the Optionee that have not been exercised are forfeited.

     10. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11. Term of Option. This Option may not be exercised more than 10 years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

DATE OF GRANT:                                       , 20                   .

MITCHAM INDUSTRIES, INC.

By:

Billy F. Mitcham, Jr., Chief Executive Officer

     THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR A NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (NOT THROUGH THE ACTS OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). IF THE OPTIONEE IS AN EMPLOYEE, THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2000 STOCK OPTION PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UNLESS OTHERWISE PROVIDED IN A WRITTEN AGREEMENT WITH THE COMPANY.

     The Optionee acknowledges receipt of a copy of the 2000 Stock Option Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the 2000 Stock Option Plan and this Option in their entirety and fully understands all provisions of this Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the 2000 Stock Option Plan. The Optionee further agrees to notify the Company upon any change in the residence address indicated below:

     Dated:                                       ,                    .

Residence Address:

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